                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

   The Participation Agreement (the "Agreement"), dated April 30, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Prudential Insurance Company of America, a New Jersey life insurance company and Prudential Investment Management Services, L.L.C., a New Jersey corporation, is hereby amended as follows:

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A


       FUND AVAILABLE UNDER THE                    SEPARATE ACCOUNTS                 POLICIES FUNDED BY THE
             POLICIES                             UTILIZING THE FUNDS                  SEPARATE ACCOUNTS
--------------------------------------     ----------------------------------      -----------------------------
AIM V.I. Capital Appreciation Fund         Prudential Variable Contract            Group Variable Universal Life
AIM V.I. Core Equity Fund                  Account GI-2                            Insurance Contracts
AIM V.I. Diversified Income Fund             Established June 24, 1988
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Government Securities Fund
AIM V.I. Global Heath Care Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund
--------------------------------------     ----------------------------------      -----------------------------
AIM V.I. Government Securities Fund        Prudential Discovery Premier Group      Discovery Premier Group
AIM V.I. International Growth Fund         Variable Contract Account               Retirement Annuity
AIM V.I. Core Equity Fund                    Established November 9, 1999
AIM V.I. Dynamics Fund
--------------------------------------     ----------------------------------      -----------------------------
AIM V.I. Core Equity Fund                  Prudential Discovery Select Group       Discovery Select Group
                                           Variable Contract Account               Retirement Annuity
                                             Established February 11, 1997


   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

EFFECTIVE DATE: MAY 1, 2006


AIM VARIABLE INSURANCE FUNDS                    A I M DISTRIBUTORS, INC.


By:                                             By:
       ----------------------------                    -------------------------
Name:  Robert H. Graham                         Name:  Gene L. Needles
Title: President                                Title: President


THE PRUDENTIAL INSURANCE COMPANY OF             PRUDENTIAL INVESTMENT MANAGEMENT
AMERICA                                         SERVICES LLC


By:                                             By:
       ----------------------------                    -------------------------
Name:                                           Name:
Title:                                          Title: